As filed with the Securities and Exchange Commission
                       on January 28, 1999

                    Registration No. 333-26663



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                POST-EFFECTIVE AMENDMENT NO. 1 TO
                           FORM S-3(d)

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                         CONESTOGA ENTERPRISES, INC


         Pennsylvania                                      23-2565087
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                      202 East First Street
                  Birdsboro, Pennsylvania 19508
                        (610) 582-8711

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                    John S. Hibschman, Esquire
                Barley, Snyder, Senft & Cohen, LLC
                           P.O. Box 942
                         542 Court Street
                 Reading, Pennsylvania 19603-0942
                          (610) 376-6651

(Name, address, including zip code, and telephone number, including area code, of agent for service)



     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
                X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

     If this Form is filed to register additional securities for offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:


The Exhibit Index is located on page 24.                           PROSPECTUS

                    CONESTOGA ENTERPRISES, INC

                AMENDED DIVIDEND REINVESTMENT PLAN


     The Amended Dividend Reinvestment Plan (the "Plan") of Conestoga Enterprises, Inc. (the "Company"), adopted by the Board of Directors on November 24, 1998, provides holders of the Company's common shares a convenient way to purchase additional common shares, $5 par value, of the Company. Participants in the Plan may have all or part of their cash dividends on their shares automatically reinvested. The Plan was amended on November 24, 1998, to permit Participants to make optional cash contributions to the Plan to purchase additional shares.
          Participation in the Plan is entirely voluntary so that shareholders may join the Plan and terminate their participation at any time, provided that they satisfy certain notice requirements with respect to any given dividend. The Company is administering the Plan itself.
     The price per share will be based on current market prices on or before the dividend payment date as discussed in Question 15.
     The Company authorized the issuance of up to 500,000 shares under the
Plan.   Shareholders who do not wish to participate in the Plan will receive dividends in cash, as usual. The Plan does not change the Company's dividend policy, which will continue to depend upon earnings, financial requirements and other factors.
     This Prospectus describes the terms and conditions of the Plan and should be retained for future reference.




     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




     The date of this Prospectus is January 28, 1999.

            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New .York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information is also available from the Commission over the Internet at http://www.sec.gov. The Company's Common Shares (symbol: CENI) are authorized
for quotation on the Nasdaq Market.   Such materials and other information
concerning the Company, therefore, can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company intends to continue its present practice of issuing annual reports to shareholders, containing audited financial statements.

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby, and to which reference is hereby made. The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the documents incorporated by reference in this Prospectus. Written requests should be directed to:

                    Conestoga Enterprises, Inc.
                    202 East First Street,
                    Birdsboro, PA  19508
                    Attention: Office of the Secretary

     Telephone requests should be directed to: (610) 582-8711.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this
Prospectus:

     1. The Company's Annual Report of Form 10-K for the year ended December 31, 1997.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 31, 1998.

     3. The Company's definitive proxy statement dated April 9, 1998 in connection with its Annual Meeting of Stockholders held on May 2, 1998.

     4. The description of the Company's Common Stock contained in the Company's registration statement on Form S-4, dated August 25, 1989.

     All documents filed by the Company with the Commission after the date of this Prospectus pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act, as amended, and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their date of filing.


                              THE COMPANY


     The Company, incorporated under the laws of the Commonwealth of Pennsylvania on January 27, 1989, is a holding company with wholly owned subsidiaries engaged in various aspects of the telecommunications business.

     The Company's subsidiaries engaged in providing local exchange carrier telephone services are Conestoga Telephone and Telegraph Company ("CTT") and Buffalo Valley Telephone Company ("BVT"). CTT furnishes telecommunications services, mainly local and toll telephone service, to parts of Berks, Chester, Lancaster and Montgomery Counties in Pennsylvania. CTT provides service to approximately 53,829 telephone access lines. BVT provides local and toll telephone service to Union and Northumberland Counties in Central Pennsylvania.

BVT provides service to approximately 20,951 telephone access lines.

     The Company's other operating subsidiaries include: (1) Conestoga Communications, Inc., which resells long distance service; (2) Conestoga Mobile Systems, Inc., which provides paging services; (3) Infocore, Inc.,which is a diversified telecommunications services company engaged in the design, installation and maintenance of telephone and computer systems and the resale of local exchange and toll services; and (4) Conestoga Wireless Company, which provides wireless telephone services, known as personal communication services.

     CEI's executive offices are located at 202 East first Street, Birdsboro, Pennsylvania 195008, and its telephone number is (610) 582-8711.


                     DESCRIPTION OF THE PLAN

     The following is a question and answer statement of the provisions of the Company's Dividend Reinvestment Plan.

DEFINITIONS:

Authorization Form.   The election form provided by the Company to Shareholders
to enroll as Participants in, and authorize Contributions to, the Plan.

Contribution Date.   A date ten (10) days prior to each Dividend Payment Date
by which Optional Cash Contributions must be received by the Company in order for such cash contributions to be used to purchase Shares under the Plan for that Dividend Payment Date.

Contributions.   All contributions made to purchase Shares under the Plan,
including Dividend Contributions, Partial Dividend Contributions and Optional Cash Contributions.

Designated Agent.   The agent or agents appointed by the Company from time to
time to act on behalf of Participants in buying Shares in the open market.

Dividend.   The cash dividend from time to time declared by the Company's Board of Directors on the Shares.

Dividend Contribution.   A contribution under the Plan that is equal to the full
amount of the Dividend to which a Participant is entitled on any Dividend Payment Date.

Dividend Payment Date.   The date on which the Board of Directors of the
Company declares dividends payable, currently in March, June, September and December.

Open Market Shares.   Shares purchased by the Designated Agent on the open
market for distribution under the Plan.

Optional Cash Contribution. A cash contribution, in addition to a Dividend Contribution or a Partial Dividend Contribution, made by a Participant to the Plan for the acquisition of Shares.

Original Issue Shares.   Shares originally issued by the Company for
distribution under the Plan.

Partial Dividend Contribution.   A contribution under the Plan that is a fixed
dollar amount less than the full amount of the Dividend to which a Participant is entitled on any Dividend Payment Date.

Participating Elections.   The elections of Plan Options that a Participant
from time to time makes in Authorization Forms that he or she submits to the Company.

Plan Options.   The options available under the Plan for the Company to
withhold Dividend Contributions or Partial Dividend Contributions and for the Participant to make Optional Cash Contributions.

Quarterly Statements. The quarterly statements furnished by the Plan to each Participant.

Shareholder.   Any person, including an officer and employee of the Company,who owns one or more Shares on the Record Date for the payment of any Dividend.

Shares.   The common stock of the Company.

Participant.   A Shareholder who has elected to participate in the Plan and has not terminated such election.

Record Date.   The date on which a Shareholder must own a Share to receive the dividend payable on it on the next Dividend Payment Date.

Remittance Form.   The form that Participants are required to submit to the
Company as the enclosure and identification form accompanying Optional Cash Contributions.


Purpose

1.   What is the Purpose of the Plan?

     The purpose of the Plan is to provide Shareholders of the Company with an opportunity to acquire additional common stock of the Company by applying cash dividends and cash contributions to the acquisition of Shares.


Advantages to Participants

2.   What are the advantages of the Plan to participants?

     Participants in the Plan may purchase Shares quarterly with reinvested Dividends on the Shares registered in their names.

     Participants in the Plan may also purchase Shares quarterly with cash contributions to the Plan for the acquisition of Shares.

     If the Company elects to distribute Original Issue Shares under the Plan, Participants will not be charged any brokerage commissions in connection with purchases under the Plan. The Shares will be sold to Participants at the issue price thereof (See Question 15).

     If the Company elects to have the Designated Agent purchase Open Market Shares under the Plan, Participants will be charged the actual cost (including brokerage commissions and fees) for the Shares, since they will be purchased in the open market (See Question 15).

     Full investment of funds is possible under the Plan, because the Plan permits fractions of Shares, as well as full Shares, to be credited to a Participant's account (See Question 16). In addition, Dividends in respect of such fractional Shares, as well as full Shares, will be credited to a Participant's account and automatically reinvested in additional Shares (See Question 17).

     The Company, as administrator, will hold all Shares purchased under the Plan for the account of each Participant until the Participant submits a written request for a certificate therefor (See Question 20).

     The Company provides Participants with quarterly statements of Shares purchased under the Plan (See Question 19).


Administration

3.   Who administers the Plan?

     The Company administers the Plan, keeps records, sends quarterly statements of account to Participants and performs other duties relating to the Plan. All correspondence relating to the Plan should be directed to Conestoga Enterprises, Inc., Dividend Reinvestment Plan, 202 East First Street, Birdsboro, Pennsylvania 19508.


Participation

4.   Who is Eligible to Participate?

     All Shareholders are eligible to participate in the Plan.

5.   How does a Shareholder elect to participate in the Plan?

     A Shareholder elects to participate in the Plan by submitting an Authorization Form to the Company. Each Shareholder who submits an Authorization Form shall become a Participant in the Plan in accordance with the elections the Shareholder makes in his or her Authorization Form (the "Participating Elections") (See Question 6). Additional Authorization Forms may be obtained at any time by contacting the Company (See Question 3).

6.   What contribution options are available to a Participant under the Plan?

     A Participant may elect to contribute either the entire amount of his Dividend or a fixed dollar amount less than the entire amount of his Dividend on any Dividend Payment Date to the acquisition of Shares under the Plan (See Question 11). In addition, the Participant may elect to make a cash contribution to the Plan (See Question 12).

7.   When may a Shareholder Join the Plan?

     A Shareholder may join the Plan at any time. The Company must receive a Shareholder's Authorization Form at least fifteen (15) days prior to any Dividend Payment Date in order for the Shareholder to become a Participant with the Participating Elections set forth in the Authorization Form on that Dividend Payment Date. If the Company receives a Shareholder's Authorization Form less than fifteen (15) days prior to any Dividend Payment Date, the Shareholder will not participate on that Dividend Payment Date, but will participate with the Participating elections set forth in his or her Authorization Form on subsequent Dividend Payment Dates.

8. What is the Effect of Notifying the Company of the Desire to Become a Participant in the Plan?

     By signing and returning the Authorization Form to the Company, a Shareholder becomes a Participant in the Plan in accordance with his or her Participating Elections for all subsequent Dividend payments until the Participant gives notice of his desire to terminate his participation or changes his Participating Elections or the Plan is terminated.

9. Do Participants on the date of the adoption of the amended Plan have to do anything to remain as Participants in the Plan?

     No. Participants on December 1, 1998, the date of adoption of the amended Plan, will be deemed to continue their participation in accordance with their Participating Elections on file with the Company until such time as they change their Participating Elections or give notice of their desire to terminate their participation or the Plan is terminated.


Dividend Contributions

10. Does the Company withhold the amount of a Participant's Dividend Contribution to the Plan from the Dividends payable to the Participant?

     Yes. The Company withholds the amount of a Participant's Dividend Contribution to the Plan from the Dividends payable to the Participant on the Shares owned by the Participant.

11. May a Participant Elect to Contribute to the Plan an Amount Less than the Full Amount of His Dividends?

     Yes. A Participant may elect to contribute to the Plan a fixed amount less than the full amount of the Dividend to which he or she is entitled on any Dividend Payment Date. However, in the event of such election, the Participant's contribution shall not be less than One Hundred Dollars
($100.00) on any Dividend Payment Date. If the full amount of a Participant's Dividend on any Dividend Payment Date is less than One Hundred Dollars ($100.00), he or she may contribute such amount to the Plan, but in such case the Participant may not elect to contribute to the Plan an amount less than the full Dividend amount.

Cash Contributions

12.  May Participants Make Cash Contributions to the Plan?

     Yes. Each Participant may make up to four (4) quarterly Optional Cash Contributions in any calendar year. Each such quarterly contribution must be at least one Hundred Dollars ($100.00) and may not exceed Two Thousand Five Hundred Dollars ($2,500.00). The total of such contributions in any calendar year may not exceed Ten Thousand Dollars ($10,000.00). The Participant need not contribute the same amount each quarter or each year, and is not obligated to make any Optional Cash Contribution at any time. Any Optional Cash Contribution in an amount less than One Hundred Dollars ($100.00) or any amount thereof in excess of Two Thousand Five Hundred Dollars ($2,500.00) will be returned to the Participant.

13.  How does a Participant make an Optional Cash Contribution to the Plan?

     Optional Cash Contributions shall be made by check payable to Conestoga Enterprises, Inc. or "CEI". Remittance Forms for Optional Cash Contributions will be attached to the Quarterly Statements. All Optional Cash Contributions shall be submitted by check accompanied by a Remittance Form and mailed to the address specified in response to Question 3.


Purchases

14.  What will be the source of Shares distributed under the Plan?

     Shares distributed to the accounts of Participants under the Plan will either be Shares originally issued by the Company ("Original Issue Shares") or Shares purchased by the Designated Agent on the open market ("Open Market Shares").

15.  What are the Purchase Prices Under the Plan?

     If the Company distributes Original Issue Shares under the Plan, the purchase price per share under the Plan shall be the average of the bid and asked prices per share of the Shares for each trading day during the 30 calendar days prior to the applicable Dividend Payment Date, as reported on the National Association of Securities Dealers, Inc., Automated Quotation System.
     If the Company causes the Plan to purchase Open Market Shares, the Plan's purchase price of Shares shall be the price (including brokerage fees and commissions) at which the Designated Agents purchase Shares on the open market. A Participant's purchase price per Share shall be the average price per share computed by dividing the total cost of Shares purchased for the Plan for each Dividend by the total number of Shares purchased.

16.  How will Purchases be Made?

     If the Company distributes Original Issue Shares under the Plan, within a reasonable time after the payment of a Dividend, a Participant's account under the Plan will be credited with the number of whole and fractional shares that his Dividends subject to the Plan and his Optional Cash Contributions will purchase at the purchase price provided above (See Question 15). The shares to be sold to shareholders under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose.

     If the Company causes the Plan to purchase Open Market Shares, the Designated Agents will make all open market purchases necessary to meet the requirements of the Plan, and each Participant's account under the Plan will be credited with the number of whole and fractional shares that his or her Dividends subject to the Plan and his Optional Cash Contributions will purchase at the purchase price provided above (See Question 15). Purchases may be made on any securities exchange where such Shares are traded, in the over-the-counter market or in negotiated transactions and may be made on such terms as to price, delivery and otherwise as the Designated Agent may determine. Purchases will be made as soon as possible after the applicable Dividend Payment Date, but not more than 30 days after such date. The Company does not exercise any direct or indirect control over the prices or timing of purchases made by the Designated Agents on the open market.


Dividends on Fractional Shares

17.  Will Participants be Credited with Dividends on Fractional Shares?

     Yes. Dividends on fractional shares will be credited to a Participant's account and shown on the quarterly statement.


Cost

18. Are There Any Expenses to Participants in Connection with Purchases Under the Plan?

     If the Company distributes and sells Original Issue Shares under the Plan, there will be no charges to Participants under the Plan for brokerage fees or administration costs. If the Company causes Designated Agents to purchase Open Market Shares for the Plan, brokerage fees and commissions paid by the Plan will be included as part of the purchase price of Shares. Such brokerage fees are likely to involve a mark up on a market maker's purchase price per share or a percentage of the purchase price for a broker that is not a market maker, both of which will be negotiated by the Company.


Records

19.  What Reports will be Sent to Participants?

     Each Participant will receive a quarterly statement of his or her account describing Dividends received and contributions made, the number of Shares credited to the Participant's account, the price per Share and total Shares accumulated under the Plan. Federal tax information will be sent by January 31 of each year. In addition, each Participant will receive copies of the Company's annual and quarterly reports to Shareholders, proxies and proxy statements and other correspondence sent to Shareholders generally. Each Participant will also receive any supplements to or updates of the current prospectus for the Plan.

Issuance of Shares

20.  Will Certificates be Issued for Common Shares Purchased?

     Prior to the termination of the Plan, stock certificates for Shares purchased under the Plan will not be delivered to a Participant unless he or she so requests or until he or she terminates his or her participation in the Plan.

     Requests for the delivery of stock certificates prior to a Participant's withdrawal from the Plan must be in writing on forms provided by Company.
Upon a Participant's request, withdrawal from the Plan, or the termination of the Plan, as applicable, stock certificates for whole Shares will be delivered to him or her; and fractional Shares credited to his or her account will be paid in cash at the price per share determined for Original Issue Shares (See Question 15), on the Dividend Payment Date immediately prior to such request, withdrawal or termination. Certificates for fractional shares will not be issued under any circumstances.

Withdrawal from the Plan

21.  How Does a Participant Withdraw from the Plan?

     Any Participant in the Plan may terminate such participation by notifying the Company as provided in Question 3 at least fifteen (15) days prior to any Dividend Payment Date. Such termination shall be effective as to that Dividend and all subsequent Dividends. Upon a Participant's termination of participation in the Plan, stock certificates for whole Shares and cash for factional Shares will be distributed to him as provided in Question 20.

22.  May a Participant Reenter the Plan After Terminating His or Her
Participation?

     Yes. A Shareholder may rejoin at any time upon submitting a new Authorization Form.


Other Information

23.  May the Plan be Changed or Discontinued?

     The Company reserves the right prospectively to amend the Plan from time to time and to terminate the Plan at any time upon written notice of any such amendment or termination mailed to each Participant at the address listed on the Company's stock ledger.

24.  What are the Federal Income Tax Consequences of Participation in the Plan?

     For federal income tax purposes, a Participant in the Plan will be treated as having received a dividend equal to the amount of the cash Dividend paid by the Company. Each quarterly statement of account will indicate the amount of the Dividend.

25.  When and How are Gains and Losses Determined?

     A Participant will realize gain or loss whenever full Shares purchased under the Plan are sold or exchanged and whenever the Participant receives a cash payment for a fractional Share credited to his or her account. The amount of gain or loss will be the difference between the amount received by the Participant for his or her full or fractional Shares and his or her tax basis therefor. The tax basis of a Share is its purchase price.

26.  When does the Holding Period Begin?

     The holding period for Shares acquired pursuant to the Plan will begin on the date or dates on which such Shares are credited to the Participant's account under the Plan.

     All participants in the Plan are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal of Shares acquired under the Plan.

27. How is a Rights Offering, Stock Dividend or Stock Split Handled Under the Plan?

     Any stock dividend or stock split shares distributable on Shares credited to a Participant under the Plan will be credited to his account under the Plan. In the event that the Company grants rights to its Shareholders to purchase additional shares, debentures or securities, each Participant shall have the right to exercise such rights arising from whole Shares credited to him under the Plan in accordance with the terms and conditions of such rights.

28.  How Will a Participant's Shares Under the Plan be Voted?

     A Participant will be permitted only to vote full Shares credited to his account under the Plan. The Company will forward proxies to Participants and will vote Participants' Shares held under the Plan in accordance with proxies voted, signed and returned by the Participants. If a Participant does not return a proxy, his or her shares will not be voted.

29.  How Are Changes in Capitalization Handled Under the Plan?

     Shares purchased by Participants under the Plan will participate in any stock dividend, split up, spin off, recapitalization, merger, consolidation, exchange of shares, or the like in which shares of any class will be issued in respect of the outstanding shares, or shares will be changed into the same or a different number of the same or another class or classes.

30.  What is the Responsibility of the Company Under the Plan?

     The Company shall not be responsible for any fluctuation in the market value of Shares nor any actions taken under the Plan unless such actions (whether acts of omission or commission) are in bad faith.

31.  What Are the Maximum Number of Shares Available Under the Plan?

     The maximum number of Original Issue Shares available under the Plan is five hundred thousand (500,000), subject to adjustment upon changes in capitalization of the Company as provided in Question 27. The maximum number of Open Market Shares available under the Plan is only limited by the number of Shares available in the open market for purchase by the Plan.

32.  What Happens if there is a Delay in Purchase of Shares Under the Plan?

     The Company will hold any funds from dividend and cash contributions in an interest bearing account until they are applied to the purchase of Shares and apply the interest thereon to the purchase of additional Shares.

     For a number of reasons, including observance of the rules and regulations of the Securities and Exchange Commission requiring curtailment or suspension of purchases, the whole amount of the funds available under the Plan for the purchase of Shares might not be applied to the purchase thereof. In any such event, the portion not applied to the purchase of Shares will be paid to the Participants in cash.

33.  Who interprets and regulates the Plan?

     The Company reserves the sole right to interpret and regulate the Plan.


                         USE OF PROCEEDS

     The proceeds received by the Company from the sale of Original Issue Shares under the Plan will be added to the general funds of the Company and used for general corporate purposes. Pending application of the proceeds, the Company may make temporary investments in interest-bearing investments, including certificates of deposit, commercial paper, money market accounts, comparable short-term investments or government obligations.

     If the Shares acquired by the Plan are purchased in the open market, the Company will receive no proceeds from the sale thereof under the Plan.


                          LEGAL OPINION

     Legal matters in connection with the registration of the Plan and the Company's common shares issued pursuant thereto have been passed upon for the Company by Messrs. Barley, Snyder, Senft & Cohen, LLC, Post Office Box 942, 542 Court Street, Reading, Pennsylvania 19603. James H. Murray, of counsel to the firm, is a director and vice president of the Company and owns of record or beneficially 37,050 Shares. John S. Hibschman, the partner of Barley, Snyder, Senft & Cohen, LLC, participating in this matter owns of record, or beneficially, 5,214 Shares.


                             EXPERTS

     The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Beard & Company, Inc., independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of said firm as experts in accounting and auditing.


                         INDEMNIFICATION

     As permitted by the Pennsylvania Business Corporation Law (the "PBCL"), CEI's Bylaws provide that directors shall not be personally liable to CEI or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under applicable Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Sections 1741 and 1742 of the PBCL generally provide that a corporation may indemnify directors and officers against liabilities they may incur in such capacity provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL also requires a corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.
     Section 1746 of the PBCL also grants a corporation broad authority, beyond the power granted under Sections 1741 and 1742, to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the PBCL, CEI's Bylaws provide for indemnification of directors, officers and other agents of CEI to the extent otherwise permitted by Section 1741 of the PBCL and also in certain circumstances not otherwise permitted by Sections 1741 and 1742 of the PBCL.

     Insofar as indemnification by CEI for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of CEI pursuant to the foregoing provisions, CEI has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.



                        TABLE OF CONTENTS


Available Information. . . . . . . . . . . . . . . . . . . . . . . . 3
Incorporation of Certain Documents by Reference. . . . . . . . . . . 4
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Description of the Plan. . . . . . . . . . . . . . . . . . . . . . . 5
     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Advantages to Participants. . . . . . . . . . . . . . . . . . . 7
     Administration. . . . . . . . . . . . . . . . . . . . . . . . . 7
     Participation . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Dividend Contributions. . . . . . . . . . . . . . . . . . . . . 9
     Cash Contributions. . . . . . . . . . . . . . . . . . . . . . . 9
     Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Dividends on Fractional Shares. . . . . . . . . . . . . . . . .10
     Cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Records . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Issuance of Shares. . . . . . . . . . . . . . . . . . . . . . .11
     Withdrawal from the Plan. . . . . . . . . . . . . . . . . . . .12
     Other Information . . . . . . . . . . . . . . . . . . . . . . .12
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .14
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .14
                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 14.  Other Expenses of Issuance and Distribution.

     The registrant estimates that it will incur the following expenses in connection with the issuance and distribution of the securities to be registered:
     Registration Fees             $ 4,482.76
     Legal Fees                    $10,000.00
     Accounting Fees               $ 1,500.00
     Costs of Printing             $ 2,000.00
     Costs of Distribution         $ 1,000.00
     Each amount set forth above, except for the SEC, is estimated. Each such amount is a cumulative restatement of prior estimates made in the original registration statement and this post-effective amendment.
     Item 15.  Indemnification of Officers and Directors.
     The information with respect to indemnification of officers and directors contained in Part II of the registrant's registration statement on Form S-4 filed with the Commission on April 4, 1997, with respect to its issue of common stock, $5.00 par value (Commission File No. 333-24053), is incorporated in its entirety herein by reference thereto.
     Item 16.  Exhibits.
     The exhibits listed in the Exhibit Index below are filed as a part of this registration statement.

     Exhibit
     Number              Description

      4.1                The Conestoga Enterprises, Inc.
                         Dividend Reinvestment Plan, as amended
                         December 1, 1998

      5 Opinion of Barley, Snyder, Senft & Cohen, LLC as to legality of the securities being registered

     24.1                Consent of Barley, Snyder, Senft & Cohen, LLC

     24.2                Consent of Beard & Company, Inc.

     Item 17.  Undertakings.
     The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment therefor) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that undertakings a(1) and a(2) above do not apply to this registration statement if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                            SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of Form S-3(d) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the 26th day of January, 1999.


                                   CONESTOGA ENTERPRISES, INC.


                                   By:
                                      Albert H. Kramer, President


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                         Title                         Date


                                   Director                            1/26/99
F. M. Brown


                                   Chairman of the Board               1/26/99
John R. Bentz                      and a Director


                                   Vice President and a Director       1/26/99
James H. Murray


                                   Secretary/Treasurer and a           1/26/99
Kenneth A. Benner                  Director


                                   President                          1/26/99
Albert H. Kramer

                                   Controller and a Director          1/26/99
Donald R. Breitenstein             (principal accounting officer)


                                   Director                            1/26/99
Robert E. Myers


                                   Director                            1/26/99
Jean M. Ruhl


                                   Director                            1/26/99
John M. Sausen


                                   Director                            1/26/99
Richard G. Weidner
                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of Form S-3(d) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the 26th day of January, 1999.


                                   CONESTOGA ENTERPRISES, INC.


                                   By:/s/ Albert H. Kramer
                                      Albert H. Kramer, President


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                         Title                         Date


/s/ F. M. Brown                    Director                            1/26/99
F. M. Brown


/s/ John R. Bentz                  Chairman of the Board               1/26/99
John R. Bentz                      and a Director


/s/ James H. Murray                Vice President and a Director       1/26/99
James H. Murray


/s/ Kenneth A. Benner              Secretary/Treasurer and a           1/26/99
Kenneth A. Benner                  Director


/s/ Albert H. Kramer               President                          1/26/99
Albert H. Kramer

/s/ Donald R. Breitenstein         Controller and a Director           1/26/99
Donald R. Breitenstein             (principal accounting officer)


/s/ Robert E. Myers                Director                            1/26/99
Robert E. Myers


/s/ Jean M. Ruhl                   Director                            1/26/99
Jean M. Ruhl


/s/ John M. Sausen                 Director                            1/26/99
John M. Sausen


/s/ Richard G. Weidner             Director                            1/26/99
Richard G. Weidner
                          EXHIBIT INDEX


                                                       Sequential Page Number
    Exhibit Number                                              or Reference

    4.1           The Conestoga Enterprises, Inc.
                  Dividend Reinvestment Plan,
                  as amended December 1, 1998          Filed herewith at Page

    5             Opinion of Barley, Snyder,
                  Senft & Cohen, LLC as to legality
                  of the securities being registered   Filed herewith at Page

   24.1           Consent of Barley, Snyder,
                  Senft & Cohen, LLC                   Filed herewith at Page

   24.2           Consent of Beard & Company, Inc.     Filed herewith at Page
                                                      Exhibit 4.1

                    DIVIDEND REINVESTMENT PLAN
                    CONESTOGA ENTERPRISES, INC.
                   AS AMENDED DECEMBER 1, 1998

    PURPOSE.  The purpose of THE CONESTOGA ENTERPRISES, INC. AMENDED
DIVIDEND REINVESTMENT PLAN (hereinafter called the "Plan"), is to provide to Shareholders of CONESTOGA ENTERPRISES, INC. (hereinafter called the "Company"), the opportunity to acquire additional Shares of the Company by applying cash dividends and cash contributions to the acquisition of Shares in accordance with the Plan Options, as defined herein.

    1.   DEFINITIONS.
         (a) "Authorization Form" means the election form provided by the Company to Shareholders to enroll as Participants in, and authorize Contributions to, the Plan.
         (b) "Contribution Date" means a date ten (10) days prior to each Dividend Payment Date by which Optional Cash Contributions must be received by the Company in order for such cash contributions to be used to purchase Shares under the Plan for that Dividend Payment Date.
         (c)  "Contributions" means all contributions made to purchase
Shares under the Plan, including Dividend Contributions, Partial Dividend Contributions and Optional Cash Contributions.
         (d) "Designated Agent" means the agent or agents appointed by the Company from time to time to act on behalf of Participants in buying Shares in the open market.
         (e) "Dividend" means the cash dividend from time to time declared by the Company's Board of Directors on the Shares.
         (f) "Dividend Contribution" means a contribution under the Plan that is equal to the full amount of the Dividend to which a Participant is entitled on any Dividend Payment Date.
         (g) "Dividend Payment Date" means the date on which the Board of Directors of the Company declares dividends payable, currently in March, June, September and December.
         (h)  "Open Market Shares" means Shares purchased by the
Designated Agent on the open market for distribution under the Plan.
         (i) "Optional Cash Contribution" means a cash contribution, in addition to a Dividend Contribution or a Partial Dividend Contribution, made by a Participant to the Plan for the acquisition of Shares.
         (j) "Original Issue Shares" means Shares originally issued by the Company for distribution under the Plan.
         (k) "Partial Dividend Contribution" means a contribution under the Plan that is a fixed dollar amount less than the full amount of the Dividend to which a Participant is entitled on any Dividend Payment Date.
         (l)  "Participating Elections" means the elections of Plan
Options that a Participant from time to time makes in Authorization Forms that he or she submits to the Company.
         (m) "Plan Options" means the options available under the Plan for the Company to withhold Dividend Contributions or Partial Dividend Contributions and for the Participant to make Optional Cash Contributions.
         (n) "Quarterly Statements" means the quarterly statements furnished by the Plan to each Participant.
         (o) "Shareholder" means any person, including an officer and employee of the Company, who owns one or more Shares on the Record Date for the payment of any Dividend.
         (p)  "Shares" means common stock of the Company.
         (q) "Participant" means a Shareholder who has elected to participate in the Plan and has not terminated such election.
         (r) "Record Date" means the date on which a Shareholder must own a Share to receive the dividend payable on it on the next Dividend Payment Date.
         (s) "Remittance Form" means the form that Participants are required to submit to the Company as the enclosure and identification form accompanying Optional Cash Contributions.
    2.   PARTICIPATION.
         (a)  Submittal Of Authorization Forms.  To become a
Participant in the Plan, a Shareholder shall submit to the Company a completed and signed Authorization Form in which such Shareholder shall specify his or her Participating Elections. Each Shareholder who submits an Authorization Form shall become a Participant in the Plan in accordance with the Participating Elections made in his Authorization Form until the Participant changes his Participating Elections or terminates his participation in the Plan or the Plan is terminated.
         (b)  Timely Submittal Of Authorization Forms.
The Company must receive the Shareholder's Authorization Form at least fifteen
(15) days prior to any Dividend Payment Date in order for that Shareholder to become a Participant with the Participating Elections set forth in the Authorization Form on that Dividend Payment Date. If the Company receives a Shareholder's Authorization Form less than fifteen (15) days prior to any Dividend Payment Date, the Shareholder shall not so participate on that Dividend Payment Date, but shall participate with the Participating Elections set forth in his or her Authorization Form on subsequent Dividend Payment
Dates.
         (c) Termination Of Participation. Any Participant may terminate his or her participation by notifying the Company thereof in writing at least fifteen (15) days prior to any Dividend Payment Date; and such termination shall be effective as to that, and all subsequent, Dividend
Payment Dates until such time as the Shareholder may elect to rejoin the Plan by submitting an Authorization Form. A Shareholder may not rejoin the Plan within six (6) months after terminating his or her participation.
         (d) Participants As Of December 1, 1998. The foregoing notwithstanding, Participants on December 1, 1998, the date of adoption of the amended Plan, will be deemed to continue their participation in accordance with their Authorization Forms on record with the Company until such time as they change their Participating Elections or terminate their participation pursuant to the provisions of this Paragraph 3.
    3. DIVIDEND CONTRIBUTIONS. A Participant may elect to contribute under the Plan the full amount of the Dividend to which he is entitled on any Dividend Payment Date or a Partial Dividend Contribution. If a Participant elects a Partial Dividend Contribution, he shall not contribute less than One Hundred Dollars ($100.00) on any Dividend Payment Date. If the Participant's Dividend is less than One Hundred Dollars ($100.00), he may contribute such lesser amount, provided that he contributes the full amount of the Dividend to which he is entitled.
    4. OPTIONAL CASH CONTRIBUTIONS. All Participants shall have the right to make Optional Cash Contributions. Each may make up to four (4) quarterly Optional Cash Contributions in any calendar year, provided that each such quarterly contribution must be at least One Hundred Dollars ($100.00) and not exceed Two Thousand Five Hundred Dollars ($2,500.00), and the total of such contributions in any calendar year shall not exceed Ten Thousand Dollars ($10,000.00). The Participant need not contribute the same amount each quarter or each year, and is not obligated to make any Optional Cash Contribution at any time. Any Optional Cash Contribution in an amount less than One Hundred Dollars ($100.00) or any amount thereof in excess of Two Thousand Five Hundred Dollars ($2,500.00) will be returned to the Participant. Optional Cash Contributions shall be made by check payable to Conestoga Enterprises, Inc. or
 "CEI". Remittance Forms for Optional Cash Contributions will be attached to the Quarterly Statements. All Optional Cash Contributions shall be submitted by check accompanied by a Remittance Form and mailed to the address shown in
Paragraph 16. Optional Cash Contributions will be applied to the purchase of Shares in accordance with the provisions of Paragraph 7.
    5. ADMINISTRATION. Administration of the Plan is shared between the Company and, if the Company elects to have the Plan purchase Open Market Shares on any Dividend Payment Date, the Designated Agent. The Company will administer the Plan; hold as agent of the Plan all Contributions until applied to the purchase of Shares; hold as agent of the Participants the Shares purchased under the Plan; keep a continuous record of each Participant's account; and send a Quarterly Statement to each Participant. If directed by the Company to purchase Open Market Shares, the Designated Agent will purchase Shares on behalf of the Participants.
    6. ISSUANCE OR PURCHASE OF SHARES. The Company may, at its election, on any Dividend Payment Date either issue Original Issue Shares or direct the Designated Agent to purchase Open Market Shares for the accounts of the Participants.
         (a)  ISSUANCE OF SHARES.  If the Company issues Original
Issue Shares, the following shall apply:
              (i) Purchase of Original Issue Shares. Within a reasonable time after each Dividend Payment Date, a Participant's account under the Plan shall be credited with the number of whole and fractional Original Issue
Shares that his Contributions will purchase at the purchase price provided under subparagraph (ii) hereof. Original Issue Shares sold to Participants under the Plan may, at the election of the Company, be either Treasury Shares or Shares originally issued for such purpose. Five hundred thousand (500,000) Original Issue Shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 15, were made available under the Plan when it was amended in April 1997 to provide for Original Issue Shares.
              (ii) Price of Original Issue Shares. The purchase price per share of the Original Issue Shares shall be the average of the bid and asked prices per share of the Shares for each trading day during the 30 calendar days prior to the applicable Dividend Payment Date, as reported on the National Association of Securities Dealers, Inc., Automated Quotation System.
         (b) PURCHASE OF OPEN MARKET SHARES. If the Company directs the Designated Agent to purchase Open Market Shares under the Plan, the following shall apply:
              (i)  Purchase of Open Market Shares.  The Designated
Agent will make all open market purchases necessary to meet the requirements of the Plan. Purchases may be made on any securities exchange where Shares are traded or in negotiated transactions and may be made on such terms as to price, delivery and otherwise as the Designated Agent may determine. Purchases will be made as soon as possible after the applicable Dividend Payment Date, but not more than 30 days after such date. The Company does not exercise any direct or indirect control over the prices or timing of purchases made by the Designated Agent on the open market.
              (ii) Price of Open Market Shares. The Plan's purchase price of Open Market Shares shall be the price (including brokerage fees and commissions) at which the Designated Agent purchases Open Market Shares. A Participant's purchase price per Open Market Share shall be the average price per share computed by dividing the total cost of Open Market Shares purchased for the Plan after each Dividend Payment Date by the total number of Open
Market Shares purchased.
    7. CREDIT TO ACCOUNTS. Within a reasonable time after each Dividend Payment Date, a Participant's account under the Plan shall be credited with the number of whole and fractional Shares, rounded to three decimal places, that his Contributions will purchase at the purchase price provided for in Paragraph 7(a)(ii) or 7(b)(ii), as applicable. If Shares are purchased on the open market, no shares will be allocated to a Participant's account until the date on which the Designated Agent has purchased sufficient Shares to cover the quarterly purchases for all Participants in the Plan, provided that, if the Designated Agent is unable to purchase enough Shares to cover the quarterly purchases for all Participants in the Plan within thirty (30) days after any Dividend Payment Date, the Shares purchased will be allocated proportionately to the Participants thirty (30) days after the Dividend
Payment Date and any funds not used to purchase Shares will be returned proportionately to the Participants. Although a Participant's account under the Plan will be credited with the purchase of fractional Shares, no fractional Shares will be distributed under the Plan.
    8.   STATEMENTS AND STOCK CERTIFICATES.  The Company will give
Participants Quarterly Statements of Shares purchased under the Plan. Such statements shall contain cumulative information on a calendar year basis and shall be a Participant's record of the number and purchase price of shares acquired for the Participant and the dates acquired. Federal tax information will be sent by January 31st of each year. Prior to the termination of the Plan, stock certificates for Shares purchased under the Plan will not be delivered to a Participant, but will be registered in the name of the Company or a nominee as agent for the Participant, unless the Participant requests delivery of such shares or until he terminates his participation in the Plan. Requests for the delivery of stock certificates prior to a Participant's withdrawal from the Plan must be in writing on forms provided by Company.
Upon a Participant's request, withdrawal from the Plan, or the termination of the Plan, as applicable, stock certificates for whole Shares will be delivered to him; and fractional Shares credited to his account will be paid in cash at the market price provided for in Paragraph 7(a)(ii) at the time of the Dividend Payment Date immediately prior to such request, withdrawal or termination.
    9. PLAN FUNDS. The Company will hold any funds from Contributions in an interest bearing account until they are applied to the purchase of Shares and apply the interest thereon to the purchase of additional Shares by the Plan.
    10. COMPANY'S RESPONSIBILITY. The Company shall not be responsible for any fluctuation in market value of Shares nor for any actions taken under the Plan unless such actions (whether acts of omission or commission) were done in bad faith.
    11. RIGHTS TO PLAN SHARES. A Participant will be permitted only to vote full Shares credited to his account under the Plan. A Participant will be credited under the Plan with all Dividends on Shares and fractional Shares credited to his account under the Plan.
    12. STOCK DIVIDENDS OR STOCK SPLITS. Any stock dividend or stock split Shares distributable on Shares owned by a Participant and on Shares credited to a Participant under the Plan will be credited to his account under the Plan. In the event that the Company grants rights to its Shareholders to purchase additional Shares, debentures or other securities, each Participant shall have the right to exercise such rights arising from whole Shares credited to him under the Plan in accordance with the terms and conditions of such rights.
    13. CHARGES. There will be no charges to Participants under the Plan. The Company will pay any and all expenses incurred in connection with issuance or purchase of Shares under the Plan, except for brokerage fees and commissions which will be paid by the Plan and are included as part of the purchase price of Shares under Paragraph 7(b)(ii).
    14. CHANGES IN CAPITALIZATION. Shares purchased or to be purchased by Participants under the Plan shall participate in any stock dividend, split-up, spin-off, recapitalization, merger, consolidation, exchange of Shares, or the like in which shares of any class will be issued in respect of the outstanding Shares, or Shares shall be changed into the same or a different number of the same or another class or classes.
    15. NOTICE. For purpose of notice of mailing as provided for hereunder, compliance shall be deemed to have been made if sent by regular mail, postage paid to:
         Participant - Name of Participant

         Address -        Participant's address listed on
                     Corporation's stock ledger

         Company -        Conestoga Enterprises, Inc.
                     Dividend Reinvestment Plan
                     202 East First Street
                     Birdsboro, Pennsylvania 19508
    16. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors of the Company may at any time prospectively terminate or amend the Plan. The Company shall give written notice of any such termination or amendment of the Plan to all Participants.
    17. DELAY IN PURCHASE. It is understood that for a number of reasons, including observance of the rules and regulations of the Securities and Exchange Commission requiring temporary curtailment or suspension of the issuance or purchase of Shares, the whole amount of the funds available for purchase of Shares might not be applied to the purchase thereof. In any such event, the portion not applied to the purchase of Shares will be paid to Participants in cash.
    18. INCOME TAXES. The automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends.
    19. GOVERNING LAW. The terms and conditions of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

                                                      Exhibit 5
                                               260
                         January   , 1999








Securities and Exchange Commission
Washington, D.C. 20549

        Re: Amendment #1 to Registration Statement on
            Form S-3(d) for the Conestoga Enterprises, Inc.
            Dividend Reinvestment Plan

Gentlemen:

        It is the opinion of this firm, counsel for the above registrant, that the above Plan and the stock to be issued pursuant thereto can be legally registered and, when stock is sold pursuant to the Plan, it will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Pennsylvania and the United States of America.

                             Very truly yours,



                             BARLEY, SNYDER, SENFT & COHEN, LLC


                                                  260
                         January    , 1999








Securities and Exchange Commission
Washington, D.C. 20549

        Re: Amendment #1 to Registration Statement on
            Form S-3(d) for the Conestoga Enterprises, Inc.
            Dividend Reinvestment Plan

Gentlemen:

        On behalf of Barley, Snyder, Senft & Cohen, LLC, we consent to the reference to us in the registrant's Prospectus and the Registration Statement on Form S-3 as to the giving of legal opinions in matters pertaining to the Prospectus and Registration Statement and also, we consent to the use of our name with respect to the opinion letter, being Exhibit No. 5 of the Registration Statement.

                             Very truly yours,



                             BARLEY, SNYDER, SENFT & COHEN, LLC


                                                     Exhibit 24.2




        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Securities and Exchange Commission
Washington, D.C. 20549

        Re: Amendment Number 1 to Registration Statement on
            Form S-3(d) for the Conestoga Enterprises, Inc.
            Dividend Reinvestment Plan

Gentlemen:

        We hereby consent to the incorporation by reference in this Amendment Number 1 to Registration Statement on Form S-3(d) of our report dated January, 1999, which appears in the Annual Form on Form 10-K of Conestoga Enterprises, Inc. for the year dated December 31, 1997.

        We also consent to the reference to our firm under the captioned "Experts" in the Prospectus included in this Registration Statement.



                             BEARD & COMPANY, INC.




Reading, Pennsylvania
January     , 1999